Exhibit 99.1

News Release

For Further Information Call:

Dr. Chris L. Koliopoulos

President and CEO

Voice: 860-347-8506

inquire@zygo.com

For Immediate Release

ZYGO ENTERS INTO AGREEMENT TO ACQUIRE ASSETS OF ASML US

RICHMOND OPTICS FACILITY

MIDDLEFIELD, CT, October 27, 2010 – Zygo Corporation (NASDAQ: ZIGO), a leading provider of high precision optical components and optical metrology instruments, announced today that it has entered into an agreement with ASML US, Inc. to purchase substantially all the assets of ASML’s Richmond, California facility. With this acquisition, Zygo will considerably expand its optical manufacturing capabilities, with the addition of high precision optical machining and polishing equipment, aspheric lens manufacturing and diamond turning assets. Zygo expects to hire key management and employees of ASML Optics Richmond and will operate the business in a 60,000 square-foot facility in Richmond, California. Coupled with Zygo’s existing leadership position in metrology, large flat optics production and electro-optical design and manufacturing, the Richmond operation will provide highly synergistic capabilities that can immediately address new applications in semiconductor, defense and the life-sciences markets. The purchase price being paid by Zygo is the net book value of the acquired assets, expected to be between $7-$10 million, including current work-in-process inventory. The acquisition, which is subject to certain closing conditions, is expected to close by mid-November 2010.

“The Richmond facility has a long history of producing many of the world’s most advanced optical components and represents a strategic technology investment for Zygo,” commented John Stack, President of Zygo’s Optical Systems Division. “This acquisition adds to our existing advanced optical fabrication capabilities, and provides synergies with our Electro-Optics and Optical Metrology Accessories groups which should quickly enable Zygo to further meet the needs of the world’s most demanding optical applications.”

Dr. Chris Koliopoulos, President and CEO of Zygo Corporation, commented, “This acquisition will further solidify Zygo Corporation as a world leader in extreme precision optical fabrication, where advanced manufacturing methods are combined with state-of-the-art preeminent optical metrology and surface testing. Over the past decades, the Richmond group has earned the highest respect in the optics industry, deservedly so. We look forward to this new addition to the Zygo family.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenues cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and of the assets of ASML’s Richmond California facility, if consummated, and integration of the business and employees; and the risk related to the Company’s recent and announced changes to senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2010, filed with the Securities and Exchange Commission on September 13, 2010.

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